EXHIBIT 10.17




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                                   $27,500,000


                             SENIOR CREDIT AGREEMENT

                                      among

                            BRONCO ENERGY FUND, INC.,

                            BRONCO HOLDINGS I, INC.,

                              BRONCO HAZELTON CO.,
                                  as Borrower,

                  The Lenders from Time to Time Parties Hereto,

                                STANDARD BANK Plc
                               as Collateral Agent

                                       and

                                STANDARD BANK Plc
                             as Administrative Agent

                          Dated as of December 29, 2005

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               STANDARD BANK Plc, as Lead Arranger and Bookrunner

                  SENIOR CREDIT AGREEMENT (this "Agreement"), dated as of December 29, 2005, among BRONCO ENERGY FUND, INC., a Nevada corporation (the "Sponsor"), BRONCO HOLDINGS I, INC., a Delaware corporation ("Holdings"), BRONCO HAZELTON CO., an Indiana corporation (the "Borrower"), STANDARD BANK Plc and the other banks and financial institutions or entities from time to time parties to this Agreement (the "Lenders"), STANDARD BANK Plc, as collateral agent and STANDARD BANK Plc, as administrative agent.

                  The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

                  1.1Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "Acquisition":  as defined in Section 4.1(b)(i).

                  "Acquisition Agreement": the Acquisition Agreement, dated July 1, 2005, among the Borrower, White River Coal, Inc., Blankenberger Brothers Holdings, LLC and Hoosier King Coal Company as members of Hazleton Mining, LLC and Blankenberger Brothers Holdings, LLC and Black Rush Mining, LLC as members of Hazleton Wash Plant, LLC, as amended and supplemented by the Addendum to Acquisition Agreement, effective as of August 16, 2005, among the same parties and the Fifth Addendum to Acquisition Agreement, effective as of November 7, 2005, among the same parties.

                  "Acquisition Documentation": collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

                  "Additional Coal Supply Agreement" any agreement for the supply by the Borrower or any of the Subsidiary Guarantors of coal products from the Mine entered into after the Closing Date.

                  "Administrative Agent": Standard Bank Plc, together with its Affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, provided, that neither the Administrative Agent nor any other Lender shall be an Affiliate of any Group Member solely for reason of it being a Warrant Holder.

         "Agents": the collective reference to the Administrative Agent and the Collateral Agent.

         "Agreement": as defined in the preamble hereto.

         "Applicable Margin": the rate per annum equal to x%.

         "Approved Fund": as defined in Section 9.6(b).

         "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c) or (d) of Section 6.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $100,000.

         "Assignee": as defined in Section 9.6(b).

         "Assignment   and   Assumption":    an   Assignment   and   Assumption,
substantially in the form of

Exhibit E.

         "Back Up Mining Agreement": the Mining Contract required to be entered into by Mine Operator with Borrower and Hazleton Mining, LLC, in the form attached as an exhibit to the Put Option, in the event that the Borrower exercises the option under the Put Option.

         "Benefitted Lender": as defined in Section 9.7(a).

         "Blankenbergers': collectively, Donald R. Blankenberger, Patrick A. Blankenberger, David M. Blankenberger and Rickie J. Blankenberger.

         "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrower": as defined in the preamble hereto.

         "Bronco  Consulting   Agreement":   the  Bronco  Management  Consulting
Agreement, dated as of December, 2005, by and among the Sponsor and the Borrower, substantially in the form of Exhibit I.

         "Business": as defined in Section 3.17(b).

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in London or New York are authorized or required by law to close, provided, that such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

         "Calculation Date": the last day of any period of four consecutive fiscal quarters of the Borrower most recently ended.

         "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

         "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended,
(ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

         "Cash Flow": for any period, the sum of all cash received by the Borrower and its Wholly-Owned Subsidiaries from the sale of coal during such period.

         "Cash Flow Available for Debt Service": for any period, the amount (if any) by which Cash Flow received during such period exceeds all of the following paid during such period: (a) Operation and Maintenance Expenses, (b) Royalty Payments and (c) Tax Payments.

         "Cash Sweep Account": as defined in Section 1.1 of the Depositary Agreement.

         "Closing Date": the date on which the conditions precedent set forth in
Section 4.1 shall have been satisfied, which date is December 29, 2005.

         "Coal Loading Agreement": the Coal Loading Agreement dated as of November 18, 2005 between Prosperity Mine, LLC and Hazleton Mining, LLC.

         "Coal Mining Leases": collectively, the underground Coal Mining Leases identified on Schedule 3.26, as such leases may be amended, supplemented or otherwise modified from time to time.

         "Coal Supply Agreements": collectively, the Existing Coal Supply Agreements and the Additional Coal Supply Agreements.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.


         "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         "Collateral Agent": Standard Bank Plc, as the collateral agent for the Secured Parties under this Agreement and the other Loan Documents, together with any of its successors.

         "Collateral Accounts": the Revenue Account, the Operating Account, the Senior Debt Service Payment Account, the Subordinated Debt Service Payment Account, the Debt Service Reserve Account, the Cash Sweep Account, the Loss Proceeds Account and any other account established at the Depositary Bank under the Depositary Agreement, including any sub-account within such accounts.

         "Commitment": as to any Lender, the obligation of such Lender, if any, to make a Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Commitments is $27,500,000.

         "Commitment Percentage": as to any Lender at any time, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding.

         "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

         "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

         "Consents to Assignment": collectively, (i) the Consents to Assignment entered into by the Specified Mine Parties as of the Closing Date with respect to each Specified Mine Document (other than the Coal Mining Leases), substantially in the form of Exhibits H1 through H6, (ii) the Consent to Assignment entered into with respect to the Back-Up Mining Agreement pursuant to the Put Option and (iii) each Consent to Assignment entered into with respect to any Additional Coal Supply Agreement.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Debt Rating": with respect to any Person, a rating of such Person's long-term senior debt that is not secured or supported by a guarantee, letter of credit or other form of credit enhancement. If either Moody's or S&P shall have changed its system of classifications after the date hereof, a Debt Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

         "Debt Service": for any period, the sum of (a) all fees, costs and other charges payable during such period to the Agents, the Depositary Bank, the Lenders and any Interest Rate Protection Counterparty, (b) interest on the Loans and any obligation under any Interest Rate Protection Agreement, and (c) scheduled principal payments of the Loans pursuant to Section 2.3 (as reduced to reflect actual prepayments through the date of such calculation) payable during such period.

         "Debt Service Coverage Ratio": for any period of four, or two, as the case may be, consecutive fiscal quarters of the Borrower and its Subsidiaries, the quotient of (a) Cash Flow Available for Debt Service for such period to (b) Debt Service for such period.

         "Debt Service Payment Account": as defined in Section 1.1 of the Depositary Agreement.

         "Debt Service Reserve Account": as defined in Section 1.1 of the Depositary Agreement.

         "Debt Service Reserve Amount": $x.

         "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Depositary Agreement": the Depositary Agreement to be executed and delivered by the Borrower, the Collateral Agent and the Depositary Bank, substantially in the form of Exhibit A-2.

         "Depositary Bank": Standard Bank Plc, in its capacity as depositary bank, together with any of its successors, in such capacity.

         "Discount Rate": as of any Calculation Date, the greater of (a) x percent (x%) and (b) the LIBOR plus the Applicable Margin, each as in effect as of such Calculation Date.


         "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Distributions": as defined in Section 6.6. "Dollars" and "$": dollars in lawful currency of the United States.

         "Environmental Affiliate": any Person as to which the Borrower has retained, assumed, accepted or could be subject to liability for Environmental Claims relating to such Person, whether the source of Borrower's obligation is by contract or operation of law.

         "Environmental Approvals": any Governmental Approvals required under applicable Environmental Laws.

         "Environmental Claim": any notice, claim, demand or similar communication by any Person alleging potential liability (including potential liability for investigatory costs, cleanup, remediation and mitigation costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or
(b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws or Environmental Approvals.

         "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health, or the environment or natural resources, as now or may at any time hereafter be in effect.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Abandonment": any of the following shall have occurred: (a) the abandonment of the operation or maintenance of the Mine without the consent of each Lender for more than 45 days, or (b) the suspension of all or any substantial part of the activities with respect to the Mine for more than 45 days, except as expressly permitted under the Loan Documents or in connection with any event of force majeure.

         "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Existing Credit Facilities": the credit facilities and notes described on Schedule 4.1(b)(v).

         "Existing Coal Supply Agreements": the coal supply agreements listed on
Schedule 1.1C.

         "Funding Office":  the office of the Administrative  Agent specified in
Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

         "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

         "Governmental Approval": any authorization, consent, approval, license, lease, ruling, permit, certification or exemption or other action by, filing for registration with or notice to, any Governmental Authority.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

         "Group Members": the collective reference to Holdings, the Borrower and their respective Subsidiaries.

         "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A-1.

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

         "Hazleton Entities": the collective reference to (a) White River, (b) Hazleton Mining, LLC, an Indiana limited liability company, and (c) Hazleton Wash Plant, LLC, an Indiana limited liability company.

         "Health Insurance Claims Reserve Account": as defined in Section 6.20.


         "Highest Lawful Rate": with respect to each Lender to which Obligations are owed, the maximum nonusurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

         "Holdings": as defined in the preamble hereto.

         "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and
(j) for the purposes of Section 7(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

         "Independent Engineer": Pincock Allen and Holt, together with any of its successors.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.


         "Insurance Consultant": Moore-McNeil, LLC, together with any of its successors.

         "Insurance Proceeds": as defined in Section 3.9(a) of the Depositary Agreement.

         "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Intercreditor Agreement": the Collateral Agency, Intercreditor and Subordination Agreement to be executed and delivered by the Administrative Agent, Standard Bank Plc, as administrative agent under the Subordinated Credit Agreement, the Collateral Agent, the Borrower and the other Loan Parties, substantially in the form of Exhibit A-3.

         "Interest Period": (a) the period from the Closing Date to April 30, 2006, (b) the period commencing on April 30, 2006 and ending three months thereafter; and (c) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending three months thereafter; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date; and

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Interest Rate Protection Agreement": as defined in Section 5.9.

         "Interest Rate Hedge Counterparty": any of the following: (a) any Person who is a Lender on the date the relevant Interest Rate Protection Agreement is entered into, the Administrative Agent or the Collateral Agent, or
(b) any Affiliate of any Person that falls within the scope of clause (a) above.

         "Investments": as defined in Section 6.8.

         "Investment Policies": the fundamental policies and objectives for, and fundamental limits and restrictions on, investing set forth in the registration statement for the Prospectus, including all fundamental policies limiting the incurrence of Indebtedness.

         "Lenders": as defined in the preamble hereto.


         "LIBOR":  in  relation  to the Loans or any unpaid sum for an  Interest
Period: (a) the rate per annum appearing on Reuters Page LIBOR01 or any equivalent successor to that page (as determined by the Administrative Agent) (the "Reuters Screen") at or about 11.00 A.M. London Time two Business Days prior to the beginning of such relevant Interest Period for the offering of deposits in Dollars for a period comparable to that Interest Period; and (b) if no relevant rate appears on the Reuters Screen for the purposes of paragraph (a) above or the Administrative Agent determines that no rate for a period of comparable duration to the relevant Interest Period appears on the Reuters Screen at the relevant time, the arithmetic mean (rounded upward to the nearest four decimal places) of the rates quoted by the Reference Banks to leading banks in the London interbank market at or about 11.00 A.M. London time Time two Business Days prior to the beginning of such relevant Interest Period for the offering of deposits in Dollars for a period comparable to the relevant Interest Period. For the purpose of this definition, "Reuters Page LIBOR01" means the display designated as "Page LIBOR01" on the Reuters Screen or such other page as may replace that page on that service.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Life of Mine Plan": a plan, in form and substance satisfactory to, and covering such matters as required by, the Administrative Agent (after consultation with the Independent Engineer), with respect to the operation of the Mine, and the mining of coal therefrom, for the then remaining projected useful life of the Mine. The matters to be addressed by the Life of Mine Plan shall include the amount of remaining coal reserves, the projected annual production and any other matters required to calculate the Borrower's compliance with the covenants set forth in Section 6.1 through the remaining projected useful life of the Mine.

         "Loan": as defined in Section 2.1.

         "Loan Documents": this Agreement, the Security Documents, the Notes, any Interest Rate Protection Agreement and any amendment, waiver, supplement or other modification to any of the foregoing.

         "Loan Life Coverage  Ratio":  as of any Calculation  Date, the ratio of
(a) the Net Present Value of Future Cash Flow for the period commencing with such Calculation Date and ending on the Maturity Date to (b) the Outstanding Amount on such Calculation Date.

         "Loan Parties": each Group Member that is a party to a Transaction Document.

         "Local Accounts": the collective reference to the Local O & M Account, the Local Payroll Account, the Health Insurance Claims Reserve Account and the Local L/C Account.

         "Local L/C Account": as defined in Section 6.20.

         "Local O&M Account": as defined in Section 6.20.

         "Local Payroll Account": as defined in Section 6.20.

         "Loss Proceeds Account": as defined in Section 1.1 of the Depositary Agreement.

         "Maintenance and Capex Account": as defined in Section 1.1 of the Depositary Agreement.

         "Limited Restricted Payment Conditions Period": the period commencing on the Closing Date and lasting until the last day as of which Borrower has both
(i) made the first repayment in accordance with Section 2.3 of the Senior Credit Agreement and (ii) maintained a Debt Service Coverage Ratio of at least 1.7 to
1.0 for two consecutive fiscal quarters thereafter.

         "Mandatory Prepayment": a prepayment in accordance with Section 2.6.

         "Material Adverse Effect": a material adverse effect on (a) the Acquisition, (b) the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or
(c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder.

         "Materials  of  Environmental   Concern":  any  gasoline  or  petroleum
(including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, molds, pollutants, contaminants, radioactivity or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that could reasonably be expected to result in liability under, any Environmental Law.

         "Maturity Date": October 30, 2009.

         "Mine": the coal mine operated by the Subsidiaries of the Borrower located in or near Hazleton, Indiana on the Mining Site and all associated mining equipment and washing and other processing facilities for use in connection with that mine.

         "Mine Operator": White River.

         "Mining Permits": any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any applicable mining law or otherwise necessary to recover coal from the Mine being operated by the Borrower or any Subsidiary.

         "Mining Permit Transfer Approval": an order of the Director of the Indiana Department of Natural Resources approving the transfer of Permit # U-026, Hazelton Underground Mine, in connection with the Acquisition and imposing no condition or other restriction unacceptable to the Administrative Agent.

         "Mining Reserves": as of any date, the proven and probable tons of coal as defined in the Life of Mine Plan (as in effect from time to time) which remain to be recovered from, and produced at, the Mine as of such date.

         "Mining  Site":  those  certain  parcels  described  in the Coal Mining
Leases.

         "Moody's" Moody's Investors Service, Inc., and any successor thereto that is a nationally recognized rating agency.

         "Mortgaged Properties": the real properties listed on Schedule 1.1B, as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

         "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

         "Multiemployer Plan": a Plan that is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Necessary Approvals": as defined in Section 3.4.

         "Net Cash Proceeds": (a) in connection with any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

         "Net Present Value of Future Cash Flow": as of any Calculation Date and for any period, the net present value of all Cash Flow Available for Debt Service projected to be available to the Borrower for such period calculated as of such Calculation Date using the financial model as then in effect and the then-applicable Discount Rate.

         "1940 Act": the Investment Company Act of 1940, as amended, together with all rules and regulations promulgated from time to time thereunder.

         "Non-Appealable": with respect to any specified time period allowing an appeal, motion for rehearing or similar filing with respect to any ruling under any Requirement of Law or other Governmental Approval that such specified time period has elapsed without such an appeal, motion for rehearing or similar filing having been brought, filed or otherwise made.

         "Non-Excluded Taxes": as defined in Section 2.14(a).

         "Non-U.S. Lender": as defined in Section 2.14(d).

         "Notes": the collective reference to any promissory note evidencing Loans.

         "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any of the Agents, the Depositary Bank, any Lender or any Interest Rate Hedge Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Interest Rate Protection Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any of the Agents, the Depositary Bank, any Lender or any Interest Rate Hedge Counterparty that are required to be paid by the Borrower pursuant hereto) or otherwise.

         "Operating Account": as defined in Section 1.1 of the Depositary Agreement.

         "Operating Budget": as defined in Section 5.11.

         "Operation and Maintenance Expenses": for any period, the sum without duplication of all (a) reasonable and necessary expenses of administering, managing and operating the Mine (whether such expenses are of an operating or capital nature), (b) all expenditures for regularly scheduled (or reasonably anticipated) major maintenance of any equipment and facilities comprising the Mine or other capitalized improvements with respect to the Mine, in accordance with the Operating Budget then in effect, Prudent Operating Practice and vendor and supplier requirements constituting major maintenance (including teardowns, overhauls, capital improvements, replacements and/or refurbishments of such equipment and facilities), (c) costs associated with the sale and transportation of coal from the Mine for which any Loan Party is obligated to pay, (d) property, sales and franchise taxes to the extent that any Loan Party is liable to pay such taxes to the taxing authority (other than taxes imposed on or measured by income or receipts) to which the Mine may be subject (or payment in lieu of such taxes to which the Mine may be subject), (e) reasonable and necessary costs and fees incurred in connection with obtaining and maintaining in effect the Necessary Approvals for the Mine, (f) reasonable and arm's-length legal, accounting and other professional fees attendant to any of the foregoing items during such period, (g) the reasonable costs of administration and enforcement of the Transaction Documents, (h) any other expenses approved in writing by the Required Lenders to be Operation and Maintenance Expenses (it being understood that the reasonableness and necessity of all such expenses shall be determined by the Required Lenders after consultation with the Independent Engineer, the Insurance Consultant, or the Lenders' or Administrative Agent's other advisors or counsel, as appropriate), and (i) all other costs and expenses included in the Operating Budget. In no event shall Royalty Payments, Tax Payments or any Quarterly Management Fees or other amounts under the Bronco Consulting Agreement be considered Operation and Maintenance Expenses.

         "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Outstanding Amount": the aggregate amount of existing Obligations as of any Calculation Date.

         "Participant": as defined in Section 9.6(c).

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

         "Permitted Investors": the Sponsor or any Wholly Owned Subsidiary of the Sponsor.

         "Permitted  Liens":  the Liens  described in clauses (a) through (h) of
Section 6.3.

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pro Forma Balance Sheet": as defined in Section 3.1(a).

         "Projected Debt Service Coverage Ratio": for any future period of two fiscal quarters of the Borrowers and its Subsidiaries, the Debt Service Coverage Ratio for such period, as reasonably projected based on the then current Operating Budget and Life of Mine Plan and otherwise in a manner acceptable to the Administrative Agent (after consultation with the Independent Engineer), including reasonable projections of revenue from the sale of coal from the Mine.

         "Project Life Coverage Ratio": as of any Calculation Date, the ratio of
(a) the Net Present Value of Future Cash Flow for the period commencing on the Calculation Date and ending on last day of the remaining useful life of the Mine (as updated from time to time in the approved Life of Mine Plan) to (b) the Outstanding Amount on such Calculation Date.

         "Properties": as defined in Section 3.17(a).

         "Prospectus": the currently effective prospectus and statement of additional information filed by the Sponsor with the SEC under the Securities Act of 1933, as amended, together with all rules and regulations promulgated from time to time thereunder, as amended from time to time.

         "Prudent Operating Practice": those reasonable practices, methods and acts which (a) are commonly used by a prudent coal mine operator in the United States to manage, operate and maintain a coal mine and associated mine equipment and processing facilities of the type that comprise the Mine, safely, reliably, and efficiently and in compliance with applicable Requirements of Law, manufacturers' warranties and manufacturers' recommendations, and (b) in the exercise of reasonable judgment, skill, diligence, foresight and care expected of a coal mine operator, in order to efficiently accomplish the desired result consistent with safety standards, applicable Requirements of Law, manufacturers' warranties, manufacturers' recommendations and the Specified Mine Documents.

         "Put Option": the Put Option for White River dated as of December 28, 2005 between the Borrower and the Blankenbergers, substantially in the form of Exhibit J.

         "Quarterly Management Fee": as defined in Section 6.6.

         "Quarterly Payment Date": the last Business Day of each April, July, October and January in each fiscal year, commencing July 31, 2006.

         "Register": as defined in Section 9.6(b).

         "Registration Statement": the Sponsor's registration statement filed with the SEC under the Securities Act and the 1940 Act, in each case as amended from time to time.

         "Regulation U": Regulation U of the Board as in effect from time to time.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

         "Required Lenders": at any time, the holders of more than 66(2)/3% of the aggregate unpaid principal amount of the Loans then outstanding.

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

         "Restricted Payments": as defined in Section 6.6.

         "Restricted Payment Conditions": as defined in Section 1.1 of the Depositary Agreement.

         "Revenue  Account":  as  defined  in  Section  1.1  of  the  Depositary
Agreement.

         "Royalty Payments": all royalty payments due under each Coal Mining Lease.

         "S&P": Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency.

         "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

         "Secured Parties": the Lenders (and their successors, transferees and assigns), the Administrative Agent, the Collateral Agent, the Depositary Bank and any Interest Rate Hedge Counterparty.

         "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Depositary Agreement, the Intercreditor Agreement, the Consents to Assignment and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

         "Senior Debt Reserve Tail":  as of any  Calculation  Date, the ratio of
(a) Mining Reserves projected to exist on the Maturity Date, as updated from time to time in the approved Life of Mine Plan to (b) the total Mining Reserves in effect on the Closing Date.

         "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

         "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "Specified Mine Documents": the collective reference to the Coal Supply Agreements, the Coal Mining Leases, the Coal Loading Agreement, the Put Option, the Back-Up Mining Agreement, the Bronco Consulting Agreement and the Transition Services Agreement.

         "Specified Mine Party": each Person (other than any Loan Party) who is a party to a Specified Mine Document.

         "Sponsor": as defined in the preamble.

         "Subordinated Agents": the administrative agent under the Subordinated Credit Agreement and the collateral agent for the Subordinated Lenders.

         "Subordinated Credit Agreement": the Subordinated Credit Agreement entered into by the Borrower and the other Loan Parties, Standard Bank Plc and the other banks and financial institutions parties thereto as lenders from time to time, Standard Bank Plc, as administrative agent, and the other parties thereto.

         "Subordinated Lenders": the lenders under the Subordinated Credit Agreement.

         "Subordinated Loan Documents": the Subordinated Credit Agreement and the other "Loan Documents" as defined therein (including the security documents and the notes relating thereto) and any amendment, waiver, supplement or other modification to any of the foregoing

         "Subordinated Loans": the loans made to the Borrower under the Subordinated Credit Agreement.

         "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Subsidiary Guarantor": the Hazleton Entities and each other Subsidiary of the Borrower (if any).

         "Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, including without limitation any Interest Rate Protection Agreement.

         "Tax Payments": all quarterly estimated payments required to be made with respect to Federal and State income tax liability of the Group Members, determined on a stand-alone basis for such group and not a part of any other consolidated group, in an amount not to exceed the amount therefor set forth in the applicable Operating Budget as may be in effect from time to time in accordance with the terms of this Agreement and the other Loan Documents.

         "Transaction Documents": collectively, the Loan Documents and the Specified Mine Documents.

         "Transferee": any Assignee or Participant.

         "Transition Services Agreement": the Transition Services Agreement dated as of December, 2005 between the Borrower and B B Mining, Inc., an Indiana corporation, substantially in the form of Exhibit K.

         "U.S.A. PATRIOT Act": United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.

         "United States": the United States of America.

         "Warrant": the Warrant to Purchase Shares of Holdings, dated as of December 29, 2005.

         "Warrant Holder": any holder of any Capital Stock of Holdings as a result of the exercise of the stock warrants under the Warrant (including any transferee thereof).

         "White River": White River Coal, Inc., an Indiana corporation.

         "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

         "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.


         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.


         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Commitment of such Lender.


         2.2 Procedure for Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., London time, two Business Days prior to the anticipated Closing Date) requesting that the Lenders make the Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Loan to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.


         2.3 Repayment of Loans. (a) The Loan made by each Lender shall mature and be repaid in fourteen consecutive quarterly installments on the dates specified below, each of which shall be in an amount equal to such Lender's Commitment Percentage multiplied by the amount set forth below opposite such installment.


         (b) The Borrower shall repay on the Maturity Date all Loans then outstanding.

         2.4 Fees. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.


         2.5 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, upon irrevocable notice delivered to the Administrative Agent no later than 10:00 A.M., London time 5 Business Days prior thereto, which notice shall specify the date and amount of prepayment. Each prepayment of the Loans under this Section 2.5 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid, and if a Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to
Section 2.15. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.


         2.6 Mandatory Prepayments. (a) If any Capital Stock or Indebtedness shall be issued or incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 6.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Loans as set forth in Section 2.6(e).


         (b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale then such Net Cash Proceeds shall be applied on such date toward the prepayment of the Loans as set forth in Section 2.6(e).

         I On each Quarterly Payment Date, an amount as required under Section 3.6(b)(i) of the Depositary Agreement shall be applied toward the prepayment of the Loans in the manner set forth in Section 3.6 of the Depositary Agreement and as set forth in Section 2.6(e).

         (d)  On the  date  set  forth  in  Section  3.7(b)  of  the  Depositary
Agreement, an amount as required under Section 3.7(b) of the Depositary Agreement shall be applied toward the prepayment of the Loans in the manner set forth in Section 3.7(b) of the Depositary Agreement and as set forth in Section 2.6(e).

         (e) Each prepayment of the Loans under Section 2.6 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

         2.7 Illegality. Notwithstanding anything to the contrary, if the Administrative Agent shall know, or if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law of regulation makes it unlawful, or any Governmental Authority asserts that it is unlawful, for any Lender to perform its obligations hereunder to make Loans bearing an interest rate based on LIBOR, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon, until such Administrative Agent notifies the Borrower that the circumstance giving rise to such suspension no longer exist, the Loans owing to such Lender shall bear interest at a rate per annum that is equal to the rate per annum that such Lender shall advise the Administrative Agent is its cost of funds plus the Applicable Margin. Any determination by a Lender of its costs of fund shall be final and conclusive absent manifest error.


         2.8 [RESERVED].


         2.9 Interest Rates and Payment Dates. (a) The Loans shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR determined for such day plus the Applicable Margin.


         (b)(i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus x%, and (ii) if all or a portion of any interest payable on any Loan or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable plus x%, in each case, with respect to clauses (i) and
(ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment), provided, in each case, that no rate shall exceed the Highest Lawful Amount.

         (c) Interest shall be payable in arrears on each Quarterly Payment Date, provided that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand.

         2.10 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of LIBOR. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.


         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The
Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).

         2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, or

         (b) the Administrative Agent shall have determined (which determination shall be conclusive and binding on the Borrower) have received notice from the Required Lenders that LIBOR determined or to be determined for such Interest
Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period,

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter, whereupon until the Administrative Agent notifies the Borrower that the circumstances described in subsections (a) and (b) above no longer exist, the Loans owing to such Lender shall bear interest at a rate per annum that is equal to the rate per annum that such Lender advises the Administrative Agent is its cost of funds plus the Applicable Margin. Any determination by a Lender of its cost of funds shall be final and conclusive absent manifest error.


         2.12 Pro Rata Treatment and Payments. (a) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. The amount of each principal prepayment of the Loans shall be applied to reduce the then remaining installments of the Loans pro rata based upon the respective then remaining principal amounts thereof. Amounts prepaid on account of the Loans may not be reborrowed.


         (b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 10:00 A.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment on a Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

         (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Closing Date, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after the Closing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum that is equal to the higher of (x) its cost of funds and (y) LIBOR, in each case, plus Applicable Margin, on demand, from the Borrower.

         (d) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at a rate per annum determined by the Administrative Agent in accordance with banking industry rules on interbanking compensation. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                    2.13 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:


                      (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.14 and changes in the rate of tax on the overall net income of such Lender);

                      (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of LIBOR; or

                      (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, continuing or maintaining Loans or, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                    2.14 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.


                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this
Section 2.14 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  (g)  The   agreements   in  this  Section  shall  survive  the
termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                    2.15 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, or continuation of Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or
(c) the making of a prepayment of Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed or continued, for the period from the date of such prepayment or of such failure to borrow or continue to the last day of such Interest Period (or, in the case of a failure to borrow or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.


                    2.16 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14(a).


                    2.17 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.13 or 2.14(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.16 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.13 or 2.14(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.15 if any Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent,
(vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein),
(viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.13 or 2.14(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

SECTION 3. REPRESENTATIONS AND WARRANTIES
                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:


                    3.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at October 31, 2005 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans and the Subordinated Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at October 31, 2005, assuming that the events specified in the preceding sentence had actually occurred at such date.


                  (b) The audited balance sheet of each of the Hazleton Entities as at December 31, 2002, 2003 and 2004, and the related statement of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Epstein, Weber & Conover, P.L.C., present fairly the financial condition of each of the Hazleton Entities as at such date, and the results of its operations and their respective cash flows for the respective fiscal years then ended. The unaudited balance sheet of each of the Hazleton Entities as at September 30, 2005, and the related unaudited statement of income and of cash flows for the nine-month period ended on such date, present fairly the financial condition of each of the Hazleton Entities as at such date, and the results of its operations and their respective cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2004 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.

                    3.2 No Change. Since December 31, 2004, there has been no development or event that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.


                    3.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all material Requirements of Law.

                    3.4 Power; Authorization; Governmental Approvals; Enforceable Obligations. (a) Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Transaction Documents to which it is a party, to grant the security interests to be granted by it pursuant to the Security Documents and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No Governmental Approval or any filing with, notice to or other act by or in respect of, any other Person is required in connection with the Acquisition, the extensions of credit hereunder, the ownership, use, maintenance and operation of, and production of coal from, the Mine (or otherwise required in the operation and conduct of the business of any Group Member) as contemplated by the Transaction Documents or otherwise or in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Transaction Documents, except (i) Governmental Approvals described in
Schedule 3.4, which Governmental Approvals (other than the Mining Permit Transfer Approval) have been obtained or made and are in full force and effect and Non-Appealable (the "Necessary Approvals") and (ii) the filings referred to in Section 3.19. Each Transaction Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Transaction Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) An Application for the Mining Permit Transfer Approval has been duly completed and filed with the appropriate Governmental Authority. The Mining Permit Transfer Approval is reasonably expected to be obtained in the normal course of business within 30 days after the Closing Date.

                    3.5 No Legal Bar. The execution, delivery and performance of the Transaction Documents, the borrowings hereunder, the use of the proceeds thereof and granting of the security interests to be granted by any Group Member pursuant to the Security Documents will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                    3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Group Member or against any of their respective properties (including the Mine) or revenues
(a) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, including with respect to the legality, validity or enforceability thereof, or (b) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


                    3.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.


                    3.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property and none of such property is subject to any Lien except Permitted Liens.


                  (a) Each Group Member owns good and marketable title to, or a valid leasehold interest in or other enforceable interest in all properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights) purported to be owned, leased or held by it, free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except Permitted Liens.

                  (b) All Capital Stock of the Borrower is owned by Holdings free and clear of all Liens, other than the Lien created by the Guarantee and Collateral Agreement. All Capital Stock of each Hazleton Entity is owned by the Borrower free and clear of all Liens, other than the Lien created by the Guarantee and Collateral Agreement. The Borrower has no Subsidiaries other than the Hazleton Entities. None of the Hazleton Entities has any Subsidiary.

                  (c) None of the Permitted Liens materially interferes with the use, ownership, operation or maintenance of, or production of coal from, the Mine or the use or exercise by the Administrative Agent or the Collateral Agent of any of its rights and remedies under the Security Documents.

                    3.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.


                    3.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any tax the amount or validity of which are currently being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.


                    3.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.


                    3.12 Labor Matters. (a) There are no material strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.


                    3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that, individually or in the aggregate, has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.


                    3.14 PUHCA; Other Regulations. No Loan Party is a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.


                    3.15 Group Member. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a)
Schedule 3.15 sets forth the name and jurisdiction of incorporation of each Group Member and, as to each such Group Member, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Group Member, except as created by the Loan Documents or the Subordinated Loan Documents.


                    3.16 Use of Proceeds. The proceeds of the Loans shall be used to (a) finance a portion of the Acquisition and to pay related fees and expenses, (b) to provide cash collateral for a reclamation bond required to be provided with respect to the Mine, (c) to fund the Debt Service Reserve Account with an amount equal to the Debt Service Reserve Amount and (d) to provide a liquidity reserve for working capital for the Borrower and its Subsidiaries.


                    3.17 Environmental Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse
Effect:

                  (a) each Group Member: (i) is in compliance with all, and has not violated any, applicable Environmental Laws; (ii) holds all Environmental Approvals (each of which is in full force and effect) required for it to conduct its operations as currently conducted or as intended to be conducted; (iii) is in compliance with all, and has not violated any, of its Environmental Approvals; and (iv) reasonably believes that: each of its Environmental Approvals will be timely renewed and complied with, without additional expense; there is no basis for revocation of or other adverse action with respect to any of its Environmental Approvals; any additional Environmental Approvals that may be required of it will be timely obtained and complied with, without additional expense; and compliance with any Environmental Law that is or is expected to become applicable to it will be timely attained and maintained, without additional expense;

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Group Member or at any other location (including any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of any Group Member under any applicable Environmental Law or otherwise result in costs to any Group Member, or (ii) interfere with any Group Member's continued operations, or (iii) impair the fair saleable value of any of the Mortgaged Properties;

                  (c) there is no judicial, administrative or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law or Environmental Approval pending or, to the knowledge of the Borrower, threatened: (i) to which any Group Member is or will be named as a party, or (ii) affecting or that could reasonably be expected to affect any Group Member or the operation of the Mines;

                  (d) no Group Member has received any request for information or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern;
                  (e) no Group Member has entered into or agreed to any consent decree, order or settlement or other agreement, nor is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral or other forum, relating to compliance with or liability under any Environmental Law; and;

                  (f) no Group Member has assumed or retained, by contract or operation of law, any liability of any other Person under Environmental Laws or with respect to any materials of Environmental Concern.

                  3.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, any Specified Mine Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent, the Collateral Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement, the other Loan Documents or any Specified Mine Document, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Acquisition Documentation are true and correct in all material respects. There is no fact known to any Loan Party that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed in the documents, certificates and statements furnished to the Administrative Agent, the Collateral Agent and the Lenders for use in connection with the transactions contemplated hereby.


                    3.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on
Schedule  3.19(a) in  appropriate  form are filed in the  offices  specified  on
Schedule 3.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Permitted Liens).


                  (b) Each of the Mortgages is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person. Schedule 1.1B lists, as of the Closing Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries.

                    3.20 Solvency. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.


                    3.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" of the Borrower under and as defined in the Subordinated Credit Agreement. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Subordinated Credit Agreement.


                    3.22 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.


                    3.23 Certain Documents. (a) The Borrower has delivered to the Administrative Agent a complete and correct copy of the Acquisition Documentation, the Subordinated Loan Documents and the Specified Mine Documents, including any amendments, supplements or modifications with respect to any of the foregoing.


                  (b) There are no coal mining leases, coal sale agreements or other contracts or agreements other than the Specified Mine Documents, and such other Contractual Obligations the Borrower and Subsidiary Guarantors have already entered into as of the date hereof, necessary for the Borrower or one or more of the Subsidiary Guarantors to own, lease, develop and operate the Mine and conduct its business in all material respects as currently conducted; the Borrower and the Subsidiary Guarantors hold the legal or beneficial title to the interest in each of the Specified Mine Documents and each such Specified Mine Document, such other Contractual Obligation and Necessary Approval is in full force and effect; (ii) none of the Group Members has received any written or, to the knowledge of Borrower, other communication from any Governmental Authority or any other Person alleging that any Necessary Approval held by it may be modified, suspended or revoked, and, with regard to each such Necessary Approval
(A) no modification, suspension or revocation is threatened; and (B) no facts exist that provide valid grounds for modification, suspension or revocation; and
(iii) the Borrower has made available to the Administrative Agent true and complete copies of all of the Specified Mine Documents, such other Contractual Obligation and Necessary Approval, as amended, supplemented, or otherwise modified.

                  (c) No Group Member has been notified in writing or, to the knowledge of Borrower, otherwise notified, by the Federal Office of Surface Mining or the agency of any state administering the Surface Mining Control and Reclamation Act or any comparable state statute, that it is: (i) ineligible to receive additional surface mining permits; or (ii) is under investigation to determine whether its eligibility to receive such permits should be revoked, i.e., "permit blocked." To the knowledge of Borrower, no facts exist that presently or upon the giving of notice or the lapse of time or otherwise would render any of the Group Members ineligible to receive surface mining permits.

                    3.24 Mine Compliance. The Mine is being maintained and operated in compliance in all material respects with all Requirements of Law, all of the Borrower's Contractual Obligations, and in compliance with the requirements of all Necessary Approvals. The Mine conforms to and complies in all material respects with all federal, state and local zoning, environmental, land use and other Requirements of Law, all of the Borrower's Contractual Obligations, and the requirements of all Necessary Approvals.


                    3.25 Sole Purpose Nature; Business. None of the Borrower nor any of its Subsidiaries have conducted or is conducting any business or activities other than businesses and activities relating to the operation and maintenance of, and production of coal from, the Mine as contemplated by the Transaction Documents.


                    3.26 Representations and Warranties in Specified Mine Documents. To the Borrower's knowledge, all representations, warranties and other factual statements made in the Specified Mine Documents are true and correct in all material respects.


                    3.27 Sufficient Rights. The Transaction Documents and the Necessary Approvals create rights in the Borrower or any other Loan Party sufficient to enable the Borrower or such Loan Party to operate and maintain, and produce coal from, the Mine and to perform its obligations under the Transaction Documents to which it is a party. There are no materials, supplies or equipment necessary for the operation or maintenance of, and production of coal from, the Mine that are not expected to be available at the Mining Site on commercially reasonable terms consistent with the Operating Budget.


         3.28 Coal Reserves. The Mining Reserves are such, with respect to both quality and quantity, that the Borrower can meet his obligations under the Coal Supply Agreements.


                    3.29 Property Rights; Utilities; Etc. All property interests, utility services, means of transportation, facilities and other materials necessary for the use, operation and maintenance of the Mine (including as necessary, gas, roads, electrical, water and sewage services and facilities) are, or will be when needed, available to the Mine and arrangements in respect thereof have been made on commercially reasonable terms.


                    3.30 Insurance. All insurance required to be obtained and maintained by any Loan Party pursuant to the Loan Documents has been obtained, is in full force and effect and complies with the insurance requirements set forth on Schedule 3.29. All premiums then due and payable on all such insurance have been paid. To the Borrower's knowledge, all insurance required to be obtained and maintained by a Specified Mine Party pursuant to any Specified Mine Document has been obtained, is in full force and effect and complies with the insurance requirements set forth on Schedule 3.29 or otherwise in accordance with such Specified Mine Document.

                    3.31   Foreign Assets Control Regulations, Etc.

                  (a) The use of the proceeds of the Loans by the Borrower will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

                  (b) No Loan Party:

                      (i) is or will  become a Person  or  entity  described  by section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (12 C.F.R. 595), and no Loan Party engages in dealings or transactions with any such Persons or entities; or

                      (ii) is in violation of the U.S.A. PATRIOT Act.

         3.32 Affiliated Persons. Neither the Sponsor nor the Borrower is an "Affiliated Person" (as defined in the 1940 Act) of the Agents or the Lenders.


SECTION 4. CONDITIONS PRECEDENT

                    4.1 Conditions to Loans. The agreement of each Lender to provide the Loan requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of the Loan on the Closing Date, of the following conditions precedent:

                  (a) Credit Agreement; Security Documents; Specified Mine Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by each of the Agents, Holdings, the Borrower and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor,
(iii) the Depositary Agreement, executed and delivered by the Borrower and the other Loan Parties, the Collateral Agent and the Depositary Bank, (iv) the Intercreditor Agreement, executed and delivered by the Borrower and the other Loan Parties, the Collateral Agent, the Administrative Agent and the administrative agent under the Subordinated Loan Documents, (v) the Existing Coal Supply Agreements, (vi) the Consents to Assignment, executed and delivered by each of the Specified Mine Parties to be party thereto, the relevant Loan Party and the Collateral Agent, and (vii) true, correct and complete copies of each Specified Mine Document, each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and each of which has been duly authorized, executed and delivered by each of the parties thereto and is in full force and effect on the Closing Date.

                  (b) Acquisition, etc. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:


                      (i) the Borrower shall have acquired all the Capital Stock of the Hazleton Entities (the "Acquisition") in accordance with the Acquisition Agreement and no material provision of the Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified;

                      (i) the Borrower shall have elected the royalty buyout option defined in the fifth addendum to the Acquisition Agreement on terms and subject to conditions acceptable to the Lenders;

                      (iii) the Borrower shall have received at least $x from the proceeds of loans under the Subordinated Credit Agreement and at least $x in cash equity contributions from Holdings;

                      (iv) the Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Acquisition and the financing thereof shall not exceed $x; and
                      (v) (i) the Administrative Agent shall have received satisfactory evidence that the Existing Credit Facilities shall have been terminated and all amounts thereunder shall have been paid in full and (ii) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

                  (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited financial statements of each of the Hazleton Entities for the 2002, 2003 and 2004 fiscal years and (iii) unaudited interim financial statements of each of the Hazleton Entities for each fiscal month and quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the financial condition of any of the Hazleton Entities, as reflected in the financial statements.

                  (d) Debt Service Coverage Ratio. The Lenders shall have received calculations (including the support for such calculations and any information related thereto and such other information the Administrative Agent may reasonably request) through the Maturity Date certified by the Borrower as true and complete in all material respects and as to the reasonableness of the underlying assumptions and the conclusions based thereon and satisfactory in form, substance and detail to the Administrative Agent, the Lenders and the Independent Engineer covering the period from the Closing Date through the Maturity Date and demonstrating that (i) the projected Debt Service Coverage Ratio for the period commencing on the Closing Date and ending on the Maturity Date averages at least x to 1.0 and is not less than x to 1.0 in any four consecutive quarters occurring during such period and (b) the Loans are fully paid off by the Maturity Date.

                  (e) Approvals. Other than the Mining Permit Transfer Approval, all Governmental Approvals and third party approvals (including landlords' and other consents) necessary in connection with the Acquisition, the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby. The Administrative Agent shall have received a duly executed certificate of the Borrower certifying that (a) Schedule 3.4 lists all Necessary Approvals, (b) attached to such certificate are true, correct and complete copies of all such Necessary Approvals, and (c) other than the Mining Permit Transfer Approval, all such Necessary Approvals are in full force and effect, final and Non-Appealable as of the Closing Date.
                  (f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except Permitted Liens or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                  (g) Environmental Audit. The Administrative Agent shall have received an environmental audit with respect to the real properties of the Borrower and its Subsidiaries specified by the Administrative Agent, and such audit is satisfactory to the Administrative Agent.

                  (h) Fees. The Lenders, the Collateral Agent and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans or cash equity contributions by Holdings made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (i) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. (A) The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and
         (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

                       (B) The Administrative Agent shall have received a certificate of the Borrower certifying that (i) the copies of the Specified Mine Documents delivered pursuant to Section 4.1(a)(vii) are true, correct and complete copies of such documents, (ii) such documents are in full force and effect, (iii) no term or condition thereof has been amended from the form thereof delivered to the Administrative Agent, (iv) each of the conditions precedent set forth in such Specified Mine Documents which are required to be satisfied on or prior to the Closing Date, if any, have been satisfied, or waived by the parties thereto with the consent of the Required Lenders, and (v) no breach, default or violation by the Borrower, or to the Borrower's knowledge, any other party under any such Specified Mine Document has occurred and is continuing.

                  (j) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                               (i) the  legal  opinion  of  Ziegler,  Ziegler  &
                  Associates LLP, special New York counsel to the Sponsor and each Group Member, substantially in the form of Exhibit F-1;

                               (ii) the legal opinion of Kevin  Sherlock,  Esq.,
                  general   counsel  of  the  Sponsor  and  each  Group  Member,
                  substantially in the form of Exhibit F-2;

                               (iii) the legal opinion of Rhine, Ernest & Vargo,
                  local Indiana counsel of the Sponsor and each Group Member, substantially in the form of Exhibit F-3;

                               (iv) each legal  opinion  delivered in connection
                  with the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders; and

                               (v) the legal  opinion of such other  special and
                  local   counsel   (if   any)  as  may  be   required   by  the
                  Administrative Agent.

                  (k) Pledged Stock; Stock Powers; Pledged Notes. The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (l) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent or the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation.

                  (m) Mortgages, etc. (i) The Administrative Agent and the Collateral Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

                       (ii) The  Administrative  Agent  shall have  received  in
         respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Collateral Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                      (iii) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the Mortgaged Properties.

                  (n) Insurance.  The  Administrative  Agent shall have received
(i) insurance certificates of the Insurance Consultant certifying that the requirements set forth on Schedule 3.29 have been satisfied, and that such insurance and all other insurance required to be obtained by the Borrower pursuant to the Loan Documents is in full force and effect and (ii) a report of the Insurance Consultant in form and substance satisfactory to the Administrative Agent, discussing, among other matters that the Administrative Agent may require in its reasonable discretion, the adequacy of the insurance coverage for all properties of the Borrower, including the Mine, together with a duly executed certificate of the Insurance Consultant, in each case in form and substance reasonably satisfactory of the Administrative Agent.

                  (o) Independent  Engineer's Report.  The Administrative  Agent
shall have received a report (addressed to the Administrative Agent and the Lenders) of the Independent Engineer, in form and substance satisfactory to the Administrative Agent and the Lenders, covering (i) the technical and economic viability of the Mine (including the market for coal from the Mine) and the projections referred to in Section 4.1(d), (ii) operating performance and costs assumptions, (iii) that none of the Borrower or the Hazelton Entities has any present or contingent liability relating to any Environmental Approval, Environmental Claim or Environmental Law in excess of $100,000 that is not covered by an indemnity agreement or insurance satisfactory to the Administrative Agent in form and substance, (iv) Borrower's compliance with all Environmental Laws and all Environmental Approvals, (v) receipt of all Environmental Approvals with respect to the Mine, and that all such Environmental Approvals are in full force and effect, final and Non-Appealable,
(vi) the ability of the Mine to meet regulatory requirements and the requirements contained in the Specified Mine Documents, and (vii) such other matters relating to the Mine, the Specified Mine Documents and the transactions contemplated hereby and thereby as the Administrative Agent and the Lenders shall request. The Administrative Agent shall have received a duly executed certificate of the Independent Engineer in form and substance reasonably satisfactory of the Administrative Agent.

                  (p) Debt Service Reserve Account. The Debt Service Reserve Account has been funded with an amount equal to the Debt Service Reserve Amount.

                  (q) [Reserved].

                  (r) Operating Budget. The Administrative Agent shall have received an Operating Budget and other Projections for the period from the Closing Date to December 31, 2005.

                  (s) Operations Plan. The Administrative Agent shall have received an operational plan for the Mine, including with respect to the planned increase in coal production from 800,000 to 1,200,000 tons per year, in form and substance satisfactory to the Administrative Agent and the Lenders.

                           (t) Lafayette Contracts. The Administrative Agent shall have received evidence satisfactory to it that the Lafayette Payment for Services Agreement, dated July 1, 2005 (the "Lafayette Agreement"), among the Borrower, Hazleton Mining, LLC and Lafayette Coal Co. ("Lafayette") has been terminated and the Transportation Contracts (referred to and defined in the Lafayette Agreement) have been assigned by Lafayette to any Loan Party.

                           (u)  Consulting  Agreement.   The  Borrower  and  the
         Sponsor shall have entered into the Bronco Consulting Agreement, and the Administrative Agent shall have received a copy thereof.

                           (v) Put Option. The Borrower and the Blankenbergers shall have entered into the Put Option, and the Administrative Agent shall have received a copy thereof.

SECTION 5.  AFFIRMATIVE COVENANTS
                  Holdings and the Borrower hereby jointly and severally agree that, so long as any Loan or other Obligation is owing, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:


         5.1 Financial Statements.  Furnish to the Administrative Agent and each
Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Epstein, Weber & Conover, P.L.C. or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.


                    5.2  Certificates;   Other   Information.   Furnish  to  the
Administrative Agent and each Lender (or, in the case of clause (k), to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date) and
         (iii) any such other information (financial or otherwise and including, operating reports with respect to the Mine and year to date performance against the Operating Budget) as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time;

                  (c) within the periods set forth in Section 5.11, the Operating Budget and the other documents described in Section 5.11;

                  (d) no later than on the 5th business day of each month, a mine operating report for the preceding month with respect to the Mine in form and substance reasonably satisfactory to the Administrative Agent;

                  (e) [Reserved];

                  (f) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Subordinated Credit Agreement, the Acquisition Documentation or any Specified Mine Document;

                  (g) promptly after delivery or receipt thereof, copies of all notices or documents given or received by the Borrower pursuant to any of the Transaction Documents other than routine correspondence given or received in the ordinary course of business relating to routine aspects of operation and maintenance of the Mine;

                  (h) promptly and in any event within five  Business Days after the existence of any of the following conditions, a duly executed certificate of a Responsible Officer of the Borrower specifying in detail the nature of such condition and, if applicable, the Borrower's proposed response thereto: (i) the receipt by the Borrower of any communication (written or oral) from a Governmental Authority or any communication from any other Person that alleges that the Borrower, the Mine or to the extent the Borrower or the Mine may have liability, an Environmental Affiliate is not in compliance with applicable Environmental Laws or Environmental Approvals; (ii) the Borrower shall obtain knowledge that there exists any pending or threatened Environmental Claim, including any Environmental Claim against any Environmental Affiliate, for which any Group Member's or the Mine's liability could reasonably be expected to equal or exceed $100,000; or
         (iii) the Borrower shall obtain knowledge of any release, emission, discharge or disposal of any Material of Environmental Concern that could form the basis of Environmental Claim against any Group Member, the Mine or, to the extent any Group Member or the Mine may have liability, against any of its Environmental Affiliates which could reasonably be expected to have a Material Adverse Effect. The Borrower will also maintain at the Mining Site and make available for inspection by the Administrative Agent, the Collateral Agent and the Lenders and their agents and employees on reasonable notice at reasonable times during regular business hours, accurate and complete records of all investigations, studies, sampling and testing conducted, and any and all remedial actions taken, by the Borrower or, to the best of its knowledge and to the extent obtained by the Borrower, by any Governmental Authority or other Person in respect of Materials of Environmental Concern that could form the basis of an Environmental Claim on or affecting the Mine that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (i) promptly and in any event within two Business Days after the Borrower obtains knowledge thereof, any casualty or condemnation event with respect to the Mine that the Borrower reasonably believes will exceed $100,000 individually or in the aggregate when combined with all the prior casualty or condemnation events;

                  (j)promptly  after  execution  and  delivery  thereof,   true,
         complete and correct copies of each material contract, agreement or arrangement entered into as described in Section 6.17;

                  (k) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC;

                  (l) promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request; and

                  (m) promptly, notice that the Sponsor's withdrawal of its application to be treated as a business development company under the 1940 Act has been deemed effective by the SEC.


                  5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, including taxes, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

                  5.4 Maintenance of Existence; Governmental Approvals; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain in all material respects all rights, privileges and franchises necessary or desirable in the normal conduct of its business, including the Necessary Approvals, except, in each case, as otherwise permitted by Section 6.4; (b) maintain in full force and effect, in its own name, all Necessary Approvals; and (c) comply in all material respects with all Contractual Obligations and Requirements of Law.

                  5.5 Maintenance of Property. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and (b) cause the Mine to be operated in compliance with the terms and provisions of all Necessary Approvals and in accordance with Prudent Operating Practice.

                  5.6  Inspection of Property;  Books and Records;  Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties (including the Mining Site) and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants, provided, that the Administrative Agent and any of its officers or representatives and technical and other consultants, shall be entitled so to visit and inspect the Borrower's properties (including the Mining Site), and take any or all of the actions described in this clause (b) all at the expense of the Borrower (x) at any time during normal business hours until the Borrower has effected the first repayment in accordance with Section 2.3 and been in full compliance with Section 5 and
Section 6, and there otherwise shall not have occurred any Default or Event of Default, for two consecutive fiscal quarters thereafter, (y) once for each calendar year so long as no Event of Default has occurred and is continuing and
(z) at any time during normal business hours if an Event of Default has occurred and is continuing.

         5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of: (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                   (c) any  litigation or proceeding  affecting any Group Member
         (i) in which the amount involved is $100,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or
         (iii) which relates to any Transaction Document;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.


                  5.8 Environmental Laws. (a) Comply in all material respects with, and undertake reasonable steps to ensure compliance by all operators, tenants, subtenants and invitees, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and undertake reasonable steps to ensure that all operators, tenants, subtenants and invitees obtain and comply with and maintain, any and all Governmental Approvals required by applicable Environmental Laws, including with respect to the Mine.


                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, including with respect to the Mine.

                  5.9 Interest Rate Protection Agreements. In the case of the Borrower, no later than 30 days following the Closing Date, enter into, and thereafter maintain, Swap Agreements with any Interest Rate Hedge Counterparty to the extent necessary to provide that at least 50% of the aggregate principal amount of the Loans is subject to either a fixed interest rate or interest rate protection for a period ending on the Maturity Date (such Swap Agreements, the "Interest Rate Protection Agreements"), which agreements shall have terms and conditions satisfactory to the Administrative Agent.


                  5.10 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Group Member (other than (x) any property described in paragraph (b), (c) or coal and/or coal reserves below and
(y) any property subject to a Lien expressly permitted by Section 6.3(f)) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.


                  (b) With respect to (1) any fee or leasehold interest in any real property or coal and/or coal reserves held by any Group Member as of the Closing Date but not covered by the Mortgage, or (2) any fee interest in any real property having a value (together with improvements thereof) of at least $100,000 or any leasehold interest in coal and/or coal reserves acquired after the Closing Date by any Group Member (other than any such real property subject to a Lien expressly permitted by Section 6.3(f)), promptly (i) execute and deliver a first priority Mortgage, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Prior to the acquisition or lease of any such real property, the Borrower shall, or shall cause the relevant Group Member to, deliver to the Administrative Agent a "Phase I" or any similar environmental report with respect to such real property (if, in the reasonable determination of the Administrative Agent, acting in consultation with the Independent Engineer, a "Phase I" or similar environmental report with respect to such real property is warranted) and, if a "Phase II" or any similar environmental review is warranted (as reasonably determined by the Administrative Agent upon its review of such "Phase I" or similar environmental report), a "Phase II" or similar environmental report, in each case, along with a corresponding reliance letter from the consultant issuing such report(s) allowing the Lenders to rely on such reports as if it was originally prepared for and addressed to them. Each such environmental report shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary created or acquired after the Closing Date by any Group Member, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and the Intercreditor Agreement, (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  5.11 Operating Budget; Life of Mine Plan. (a) In the case of the Borrower, no less than 30 Business Days in advance of the beginning of each fiscal year of the Borrower, adopt an operating plan and a budget for the ensuing calendar year and provide a copy of such operating plan and budget at such time to the Administrative Agent (each such operating plan and budget is herein called, an "Operating Budget"), provided, that the Operating Budget for fiscal year 2006 shall be delivered within 60 days after the Closing Date. Each Operating Budget shall be prepared in accordance with a form approved by the Independent Engineer and shall become effective upon approval of the Administrative Agent (acting in consultation with the Independent Engineer). If the Borrower shall not have adopted an annual Operating Budget before the beginning of any calendar year or any Operating Budget adopted by the Borrower shall not have been accepted by the Administrative Agent (acting in consultation with the Independent Engineer) before the beginning of any upcoming calendar year, the Operating Budget for the preceding calendar year shall, until the adoption of an annual Operating Budget by the Borrower and acceptance of such Operating Budget by the Administrative Agent (acting in consultation with the Independent Engineer), as the case may be, be deemed to be in force and effective as the annual Operating Budget for such upcoming calendar year. The Borrower may revise, from time to time, any Operating Budget with the approval of the Administrative Agent (at Administrative Agent's discretion, in consultation with third party consultants); provided, however, that the approval of the Administrative Agent shall not be required for revisions of any Operating Budget that are either (i) based on the cost fluctuations for any of budget line items related to the pricing of coal or (ii) based on cost fluctuations for any budget line item not covered in subclause (i) above, to the extent that the increase in any individual line items under the revised Operating Budget does not exceed 120% in any month or 110% annually. Each Operating Budget delivered to the Administrative Agent pursuant to this clause (a) shall be accompanied by
(i) a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto and shall contain a line item for each budget category (which budget categories shall be acceptable to the Administrative Agent) and specify for each month and for each such budget category, the amount budgeted for such category for such month and (ii) a certificate of a Responsible Officer stating that such Operating Budget and projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Operating Budget and projections are incorrect or misleading in any material respect.

                  (b) As soon as available, deliver to the Administrative Agent significant revisions, if any, of the Operating Budget and projections, which shall be accompanied by a certificate of a Responsible Officer stating that such Operating Budget and projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Operating Budget and projections are incorrect or misleading in any material respect.

                  (c) In the case of the Borrower, no less than 30 Business Days in advance of the beginning of each fiscal year of the Borrower, adopt a Life of Mine Plan for the remaining useful life of the Mine and provide a copy of such a Life of Mine Plan at such time to the Administrative Agent, provided, that the Life of Mine Plan for fiscal year 2006 shall be delivered within 60 days after the Closing Date. Each Life of Mine Plan shall be prepared in accordance with a form approved by the Independent Engineer and shall become effective only upon the approval of the Administrative Agent (acting in consultation with the Independent Engineer).

                  5.12 Insurance. (a) Without cost to the Administrative Agent, the Collateral Agent or any Lender, at all times obtain and maintain with financially sound and reputable insurance companies the types and amounts of insurance listed and described on Schedule 3.29, in accordance with the terms and provisions set forth in such Schedule 3.29. The Borrower shall, and shall cause its Subsidiaries to, obtain and maintain such other insurance as may be required pursuant to the terms of any Transaction Document. In the event the Borrower fails, or fails to cause any Subsidiary, to take out or maintain the full insurance coverage required by this Section 5.12, the Administrative Agent, upon ten days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice shall not be required) to the Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced by the Administrative Agent shall become an Obligation and the Borrower shall forthwith pay such amounts to the Administrative Agent, together with interest from the date of payment by the Administrative Agent at the rate set forth in
Section 2.9(c).


                  (b) Deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to the insurance required on
Schedule 3.29 concurrently with each delivery of the Borrower's audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

                  5.13 Operation and Maintenance. Operate and maintain the Mine in accordance with the terms and provisions of the Transaction Documents and all applicable Governmental Approvals.

                  5.14 Termination of Specified Mine Documents. Maintain in full force and effect, preserve, protect and defend its rights under and take all reasonable actions necessary to prevent termination or cancellation (except by expiration in accordance with its terms) of, each Specified Mine Document.

                  5.15 Preservation of Title. Preserve and maintain (a) good, marketable and insurable fee interest in the Mining Site and valid easement interest to its easement interest in the Mining Site and (b) good, legal and valid title to all of its other properties and assets, in each case free and clear of all Liens other than Permitted Liens.

                  5.16 Maintenance of Lien. Take all action necessary or desirable to maintain and preserve the Lien of the Security Documents and the priority thereof. The Borrower and Holdings shall from time to time execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of the Security Documents) and register and record such documents and instruments in such offices reasonably requested by the Administrative Agent or the Collateral Agent for such purposes.

                  5.17 Transfer of Cash Flow. Transfer and deposit, or cause to be transferred and deposited, all Cash Flow and all other amounts, payments and revenues of every nature and kind received by, or on behalf of, the Borrower or any other Group Member from whatever sources to the relevant Accounts in accordance with this Agreement and the Depositary Agreement.

                  5.18 Further Assurances. Upon written request of the Administrative Agent or the Collateral Agent, promptly perform any and all acts and execute any and all documents (including financing statements and continuation statements) for filing under the provisions of the UCC or any other Requirement of Law which are necessary or advisable to maintain in favor of the Collateral Agent, for the benefit of the Secured Parties, first priority Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                  5.19 Coal Supply Agreements. (a) Enter into and have in place by not later than November 30 of each calendar year, and maintain at all times thereafter, Coal Supply Agreements (it being understood that, pursuant to Section 5.4, the Existing Coal Supply Agreements shall be maintained) for the sale of (a) not less than 80% and not more than 90% of the Mine's coal production as shown in the Life of Mine Plan (as in effect from time to time) during the then next succeeding calendar year, (b) not less than 70% and not more than 85% of the Mine's coal production as shown in the Life of Mine Plan (as in effect from time to time) during the calendar year then next succeeding such succeeding calendar year and (c) not less than 60% and not more than 80% of the Mine's coal production as shown in the Life of Mine Plan (as in effect from time to time) during the calendar year then next succeeding such two succeeding calendar years.
                  (b) Promptly upon the request of the Collateral Agent or the Administrative Agent, assign as security to the Collateral Agent, by an instrument reasonably satisfactory in form and substance to the Collateral Agent and the Administrative Agent, the Borrower's or its Subsidiary's, as the case may be, right, title and interest in, to and under any Additional Coal Supply Agreement entered into by it, and cause the other party or parties to such Additional Coal Supply Agreement to execute and deliver to the Collateral Agent a Consent to Assignment with respect thereto substantially in the form of Exhibit H-7 hereto or otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.


                  5.20 Certain Post-Closing Obligations. (a) No later than 30 days after the Closing Date, obtain the Mining Permit Transfer Approval.


                  (b) No later than 45 days after the Closing Date, register the Collateral Agent as secured party in respect of each Vehicle (as defined in the Guarantee and Collateral Agreement) owned by the Borrower or any other Group Member.

                  (c) No later than 30 days after the Closing Date, cause to be delivered to the Administrative Agent one or more legal opinions in form and substance and from counsel satisfactory to it as to, but not limited to, the title of the Hazelton Entities with respect to the leasehold and other real property interests granted to it under the Coal Mining Leases and the creation by the Mortgage of a valid first lien on the Hazelton Entities' interests in the Coal Mining Leases.

                  (d) No later than 30 days after the Closing Date, (i) cause the Administrative Agent to receive, and the title insurance company issuing the policy referred to in Section 4.1(m)(ii) (the "Title Insurance Company") to receive, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the
Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and
(G) the flood zone designations, if any, in which the Mortgaged Properties are located and (ii) cause the Administrative Agent to receive from the Title Insurance Company an updated title insurance policy deleting all survey exceptions, and adding a survey endorsement thereto, all in form and substance satisfactory to the Administrative Agent.

SECTION 6. NEGATIVE COVENANTS

                  Holdings and the Borrower hereby jointly and severally agree that, so long as any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:


                  6.1 Financial Covenants. (a) Permit (i) the Debt Service Coverage Ratio as of any Quarterly Payment Date for the four consecutive fiscal quarters of the Borrower and its Subsidiaries ended on such Quarterly Payment Date (or, if less than four quarters have elapsed starting from the Closing Date, the months from the Closing Date through such Quarterly Payment Date) to be less than x to 1.00 and (ii) the Projected Debt Service Coverage Ratio as at the end of any period of two consecutive fiscal quarters of the Borrower and its Subsidiaries immediately succeeding any Quarterly Payment Date through the Maturity Date to be less than x to 1.00.

         (b) Permit the Loan Life Coverage Ratio as of any Calculation Date to be less than x to 1.00.

         (c) Permit the Project Life Coverage Ratio as of any Calculation Date to be less than x to 1.00.

         (d) Permit the Senior Debt Reserve Tail as of any Calculation Date to be less than x%.


                  6.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

                  (c) Indebtedness  outstanding on the date hereof and listed on
         Schedule 6.2(c) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

                  (d) Indebtedness pursuant to the Interest Rate Protection Agreements;

                  (e) Indebtedness of the Borrower with respect to letters of credit, surety bonds and similar arrangements, to secure reclamation bonds required under applicable law in the ordinary course of business; and

                  (f)  (i)  Indebtedness  of  the  Borrower  in  respect  of the
         Subordinated Loans in an aggregate principal amount not to exceed $7,500,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness, provided that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Subordinated Loans.


                  6.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, provided that (i) such proceedings do not involve any material risk of sale, forfeiture or loss of all or any portion of the Mine (or title thereof or any interest thereon) and do not interfere with the use or operation of, or production of coal from, the Mine,
         (ii) such proceedings do not involve a risk of criminal liability being imposed upon any Agent or Lender, (iii) such proceedings do not impair the perfection of the Lien on the Collateral created by the Security Documents and (iv) reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, provided that (i) such proceedings do not involve any material risk of sale, forfeiture or loss of all or any portion of the Mine (or title thereof or any interest thereon) and do not interfere with the use or operation of, or production of coal from, the Mine, (ii) such proceedings do not involve a risk of criminal liability being imposed upon any Agent or Lender, (iii) such proceedings do not impair the perfection of the Lien on the Collateral created by the Security Documents and (iv) reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made;
                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (including cash collateral provided to secure any Indebtedness permitted under Section 6.2(e));

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 6.3(f), securing Indebtedness permitted by Section 6.2(c), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens in existence on the date hereof listed on Schedule 6.3(f), securing Royalty Payments;

                  (h) Liens created pursuant to the Security Documents; and

                   (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased.


                  6.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

                  (a)  any   Subsidiary   of  the  Borrower  may  be  merged  or
         consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 6.5; and

                  (c) any Investment expressly permitted by Section 6.8 may be structured as a merger, consolidation or amalgamation.


                  6.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business, including sales of coal, at fair market value;

                  (c)Dispositions permitted by clause (i) of Section 6.4(b); and

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor.


                  6.6 Restricted Payments. (A) Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend or dividends paid solely to the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member, (B) pay any amount under the Bronco Consulting Agreement or (C) pay any amount to Holdings, the Sponsor or any Affiliate of any Group Member with respect to Federal or State income tax liability (collectively, (A), (B) and (C), the "Restricted Payments") except that, subject to the terms and conditions of the Depositary Agreement, on any Quarterly Payment Date, so long as the Restricted Payment Conditions are then satisfied, (i) the Borrower may pay to the Sponsor any fees for services then due and owing under the Bronco Consulting Agreement in an amount not to exceed $187,500 on any Quarterly Payment Date (the "Quarterly Management Fee"), plus any accrued but unpaid Quarterly Management Fees with respect to prior quarters, provided, that during the Limited Restricted Payment Conditions Period, the Borrower only may pay such fees for the purposes described in this sentence in an amount equal to up to half of the Quarterly Management Fee and (ii) the Borrower may pay to Holdings (and for so long as the Group Members are part of a consolidated group with the Sponsor for purposes of Federal and State income tax reporting, Holdings may pay to the Sponsor) any Tax Payments.


                  6.7 Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries as set forth on Schedule 6.7 attached hereto.

                  6.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:
                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) loans and advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $100,000 at any one time outstanding;

                  (d) the Acquisition; and

                  (e) intercompany Investments by any Group Member in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor.


         6.9 Optional  Payments and  Modifications of Certain Debt  Instruments.
(a) Make or offer to make any optional or voluntary payment or prepayment of or otherwise optionally or voluntarily defease or segregate funds with respect to the Subordinated Loans; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Subordinated Loans (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee); or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" (or any other defined term having a similar purpose) for the purposes of the Subordinated Credit Agreement.



                  6.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Borrower may enter into the Bronco Consulting Agreement with the Sponsor.


                  6.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.


         6.12 Swap Agreements. Enter into any Swap Agreement, except any Interest Rate Protection Agreement.

         6.13 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  6.14 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents and the Subordinated Loan Documents and
(b) any agreements governing any purchase money Liens or Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

                  6.15 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.


                  6.16 Lines of Business. Enter into any business, either directly or through any Subsidiary, other than the operation, maintenance and financing of, and production of coal from, the Mine and any activities reasonably related thereto.

                  6.17 Additional Coal Supply Agreements. Enter into any Additional Coal Supply Agreement with a Person that does not have a Debt Rating of at least Baa3 and BBB- (with stable outlook) by both Moody's and S&P respectively without the written consent of the Administrative Agent and the Required Lenders.

                  6.18 Amendments to Acquisition Documents and Specified Mine Documents. (a) (i) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (ii) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation except for any such amendment, supplement or modification that (A) becomes effective after the Closing Date and (B) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Without the prior written consent of the Required Lenders, acting in consultation with the Administrative Agent and the Independent Engineer, direct or consent to any amendment, modification, supplement, or waiver to or in respect of any provision of a Specified Mine Document.

                  (c) (i) Assign any of its rights under any Specified Mine Document to any Person, or (ii) consent to the assignment of any obligations under any Specified Mine Document by any counterparty thereto.

                  6.19 Equity Issuances. Issue any membership interests or other equity interests which shall not have been immediately duly pledged to the Collateral Agent (for the benefit of the Secured Parties) on a first priority perfected basis and pursuant to a security agreement substantially the same as the relevant provisions of the Guarantee and Collateral Agreement.


                  6.20 Accounts. Maintain, establish or use any deposit account or securities account (as each such term is defined in the UCC) other than the Collateral Accounts except that (i) a bank account may be maintained at a commercial bank reasonably acceptable to the Administrative Agent (the "Local O&M Account") into which amounts from the Revenue Account or the Operating Account may from time to time be deposited by the Depositary Bank for the sole purpose of paying Operation and Maintenance Expenses, Tax Payments and Royalty Payments (excluding any payments for the making of which accounts are otherwise maintained pursuant to clause (ii) and clause (iii) below) in accordance with the Depositary Agreement, (ii) a bank account may be maintained at a commercial bank reasonably acceptable to the Administrative Agent (the "Local Payroll Account") into which amounts from the Revenue Account or the Operating Account may from time to time be deposited by the Depositary Bank for the sole purpose of making weekly payroll and payroll taxes payments in accordance with the Depositary Agreement; (iii) a bank account may be maintained at a commercial bank reasonably acceptable to the Administrative Agent (the "Health Insurance Claims Reserve Account") into which amounts from the Revenue Account or the Operating Account may from time to time be deposited by the Depositary Bank for the sole purpose paying health insurance claims as presented and paid by the healthcare manager; and (iv) a bank account may be maintained at a commercial bank reasonably acceptable to the Administrative Agent (the "Local L/C Account") in which an amount at no time in excess of $1,358,000 equal to the face amount of the letter of credit in favor of the Indiana Department of Natural Resources shall be deposited; provided, that prior to depositing any funds in the Local Accounts, the Borrower or the relevant Group Member, the Collateral Agent and each such local bank shall have entered into a blocked account agreement in form and substance satisfactory to the Administrative Agent and the Collateral Agent granting the Collateral Agent a perfected first priority security interest in such account with respect to each such account (except as may otherwise be permitted under such agreement with respect to the Local L/C Account).


                  6.21 Subsidiaries. Create or acquire any Subsidiary other than the Hazleton Entities or enter into any partnership or joint venture.


                  6.22 Environmental Matters. Permit (a) any underground storage tanks to be located on any property owned or leased by any Group Member (including the Mine), (b) any asbestos to be contained in or form part of any building, building component, structure or office space owned or leased by any Group Member (including the Mine), (c) any polychlorinated biphenyls to be used or stored at any property owned or leased by any Group Member (including the Mine) or (d) any Materials of Environmental Concern to be generated, used, stored or disposed at or from any property owned or leased by any Group Member (including the Mine), other than Materials of Environmental Concern necessary in the ordinary course of business and in accordance with all Requirements of Law and Prudent Operating Practice, and in any case in a manner that could not reasonably be expected to result in material liability or obligation under Environmental Law, regardless of whether such generation, use, storage or disposal is lawful at the time it is undertaken.

SECTION 7. EVENTS OF DEFAULT
                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to Holdings and the Borrower only), 5.7(a), 5.12, 5.14, 5.15, 5.16, 5.17, 5.19 or 5.20 or Section 7 of this Agreement or
         Sections 5.5 and 5.7(b) of the  Guarantee and  Collateral  Agreement or
         (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

                  (e) any Group  Member  shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $100,000; or

                  (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause
         (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the
         Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $100,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) (i) the Permitted Investors shall cease to own of record and beneficially at least 66(2)/3% of each class of outstanding Capital Stock of Holdings or any Person other than the Permitted Investors or any Warrant Holder shall own any Capital Stock of Holdings; or (ii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the
         Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement and/or the Subordinated Loan Documents); or

                  (l) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law, (y) obligations pursuant to the Loan Documents to which it is a party and
         (z) obligations with respect to its Capital Stock or under the Warrant (including any shareholder agreement entered into pursuant thereto), or
         (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 6.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower; or

                   (m) the Subordinated Loans or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Subordinated Credit Agreement, or any Loan Party, any Affiliate of any Loan Party, the agent in respect of the Subordinated Loans or the lenders holding at least 25% in aggregate principal amount of the Subordinated Loans shall so assert; or

                  (n) (i) any Specified Mine Party shall be in breach of or otherwise be in default under any Specified Mine Document and such breach or default has continued beyond any applicable grace period expressly provided for in such Specified Mine Document; or (ii) any Specified Mine Document shall cease, for any reason, to be in full force and effect prior to its scheduled expiration or the counterparty thereto shall have so asserted; or (iii) there shall be commenced against any Specified Mine Party (other than a Specified Mine Party that is such solely as a result of being party to one or more Continuing Mining Leases) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Specified Mine Party (other than any Specified Mine Party that is such solely as a result of being party to one or more Coal Mining Leases) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; provided, that in no event shall an event specified in this Section 7(n) constitute an Event of Default so long as both (x) such event relates solely to an Additional Coal Supply Agreement or a counterparty to an Additional Coal Supply Agreement that is a Specified Mine Party solely as a result of being such a counterparty and (y) the Borrower is then in compliance with Section 5.19 and such event could not cause the Borrower to fail to comply with such section assuming the termination of such Additional Coal Supply Agreement; or

                  (o) (i) any Loan Party shall fail to obtain, renew, maintain or comply with any Necessary Approval and such failure could reasonably be expected to have a Material Adverse Effect or (ii) any Necessary Approval shall be revoked, canceled, terminated, withdrawn or otherwise ceases to be in full force and effect and (A) such failure could reasonably be expected to have a Material Adverse Effect and (B) such default shall continue unremedied for a period of 30 days; or

                  (p) (i) any Environmental Claim shall have been asserted against any Group Member, the Mine, any of its Environmental Affiliates which could reasonably be expected to have a Material Adverse Effect,
         (ii) any release, emission, discharge or disposal of any Material of Environmental Concern shall have occurred, and such event could form the basis of an Environmental Claim against any Group Member, the Mine, or any of its Environmental Affiliates which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (c) any Group Member or any of its Environmental Affiliates shall have failed to obtain any Environmental Approvals necessary for the management, use, control, ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or

                  (q) if, in the reasonable judgment of the Lenders based upon the advice of the Independent Engineer, following the payment to the Lenders of a Mandatory Prepayment pursuant to Section 3.9(e) of the Depositary Agreement and Section 2.6(d) resulting from a condemnation or seizure of all or a substantial portion of the Mine, any Loan Party shall not be able to perform fully and punctually its obligations under the Loan Documents; or

                  (r) any material portion of the Collateral is damaged, seized or appropriated without appropriate insurance proceeds (subject to the underlying deductible) or without fair value being paid therefor; or

                  (s) there shall have occurred an Event of Abandonment; or

                  (t) the Sponsor shall fail materially to comply with its Investment Policies; or

                  (u) any representation or warranty in Section 10 shall be inaccurate in any material respect at any time or the Sponsor, Holdings or the Borrower shall default in the performance or observance of any agreement contained in Section 10 at any time, then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 8. THE ADMINISTRATIVE AGENT
                  8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf in order to review the operation of the Mine and any and all operations incidental thereto and to exercise such powers and perform such duties as are necessary to perform such review, together with such other powers as are incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.


                  8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.


                  8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Person under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this
Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall be under no obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.


                  8.4 Reliance by Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by it. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.


                  8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Person has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, by all Lenders); provided that unless and until the Administrative Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.


                  8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the
Administrative Agent hereunder or under any other Loan Document, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.


                  8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against it in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by it under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.


                  8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though it were not the administrative agent hereunder. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the administrative agent hereunder, and the terms "Lender" and "Lenders" shall include such Administrative Agent in its individual capacity.


                  8.9 Successor  Administrative  Agent. The Administrative Agent
may resign as agent hereunder and the other Loan Documents upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or
Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder and under the other Loan Documents until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an agent under this Agreement and the other Loan Documents.

SECTION 9.MISCELLANEOUS

                  9.1 Amendments and Waivers.  Neither this Agreement, any other
Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan or reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)), in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; or (iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent and the Collateral Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Collateral Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.


                  Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Collateral Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.


                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower, the Collateral Agent and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     Holdings:                             2920 N. Swan Road, Suite 206
                                           Tucson, Arizona 85712
                                           Attention: Dan Hodges

     Borrower:                             2920 N. Swan Road, Suite 206
                                           Tucson, Arizona 85712
                                           Attention: Dan Hodges

                with a copy to:            Kevin Sherlock, Esq.
                                           2609 E. Broadway Blvd.
                                           Tucson, Arizona 85716

      Administrative Agent and
           Collateral Agent:               Cannon Bridge House
                                           25 Dowgate Hill
                                           London EC4R 2SB
                                           United Kingdom
                         Attention: Loans Administration

             with a copy to:               Standard Americas Inc.
                                           320 Park Avenue, 19th Floor
                                           New York, New York 10022
                                           Attention: Mining Finance - Portfolio
                                           Management Unit

provided that any notice, request or demand to or upon the Administrative Agent , the Collateral Agent or the Lenders shall not be effective until received.

                  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.


                  9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


                  9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.


                  9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation, syndication and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby and all costs and expenses with respect to the review of any Life of Mine Plan or Operating Budget by any technical consultant, including the reasonable fees and disbursements of counsel to such Agent and filing and recording fees and expenses and all costs and expenses with respect to the review of any Life of Mine Plan or Operating Budget by any technical consultant, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as such Agent shall deem appropriate, (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including, but not limited to, the review of the Life of Mine Plan and the Operating Budget by any technical consultant and the allocated fees and expenses of in-house counsel) to each Lender and of counsel to each Agent, (c) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Agent and their respective officers, directors, employees, Affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever in connection with the Mine or any transaction contemplated by any Specified Mine Document or with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted to the Borrower c/o Dan Hodges (Telephone No. 520-319-6102) (Telecopy No.
520-777-3407), at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.


                  9.6 Successors and Assigns;  Participations  and  Assignments.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.


                  (b) (i)  Subject  to the  conditions  set  forth in  paragraph
                  (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

                  (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Administrative Agent otherwise consents, provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

                  (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                  (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

                  For the purposes of this Section 9.6, "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.


                  (ii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iii) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (iv) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (b) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 9.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided such Participant shall be subject to
Section 9.7(a) as though it were a Lender.

              (ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.14 unless such Participant complies with Section 2.14(d).

                  (c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

                  (d) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

                  9.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.


                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


                  9.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.


                  9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


         9.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.


         9.13  Acknowledgments.   Each  of  Holdings  and  the  Borrower  hereby
acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent, the Collateral Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Collateral Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                   (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.


                  9.14 Releases of  Guarantees  and Liens.  (a)  Notwithstanding
anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.1 or (ii) under the circumstances described in paragraph (b) below.


                  (b) At such time as the Loans and the other obligations under the Loan Documents (other than obligations under or in respect of Swap Agreements) shall have been paid in full, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  9.15 Confidentiality. Each of the Administrative Agent, the Collateral Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent, the Collateral Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent, the Collateral Agent or any Lender from disclosing any such information (a) to the Administrative Agent, the Collateral Agent, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.


                  9.16 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 10. REPRESENTATIONS AND COVENANTs WITH RESPECT TO The SPONSOR

To induce the Administrative Agent and the Lenders top enter into this Agreement and to make the Loans, each of the Sponsor, Holdings and the Borrower hereby jointly and severally represents and warrants to the Administrative Agent and the Lenders, so long as any Loan or other Obligation is owing to any Lender or the Administrative Agent or other Secured Parties, agrees as follows:


                  10.1 Registration of the Sponsor. The Sponsor has elected to be treated as a business development company under the 1940 Act. The Sponsor is in the process of withdrawing its election to be treated as a business development company under the 1940 Act.


                  10.2 Permission to Borrow. The Borrower is permitted to borrow hereunder pursuant to the limits and restrictions set forth in the Sponsor's Prospectus, if any.


                  10.3 Offering in Compliance with Securities Law. The Sponsor has not issued and will not issue any of its securities in violation of any Federal or State securities laws applicable thereto.


         10.4 Investment Policies. The Sponsor is and will remain in compliance in all material respects with its Prospectus, if any, and all of its Investment Policies.


                  10.5 Conduct of Business. The Sponsor has had and will continue to: (i) engage solely in the business of investing in investments in accordance with its Prospectus, if any, its Investment Policies and Registration Statement, if any (and all things incidental to those activities); preserve, renew and keep in full force and effect its existence and take all reasonable action; (ii) maintain all rights, privileges and franchises necessary or desirable in the normal conduct of business; and (iii) comply in all material respects with all of its Contractual Obligations and all applicable Requirements of Law (including the 1940 Act and the SEC until such time as the Sponsor's withdrawal of its election to be treated as a business development company under the 1940 Act is deemed effective by the SEC);.


                  10.6 Changes to Investment Policies. The Sponsor shall not make any material amendment to its Investment Policies, without the consent of each of the Required Lenders.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                   BRONCO ENERGY FUND, INC.

                   By:/s/ Dan R. Baker, President


                   BRONCO HOLDINGS I, INC.

                   By:/s/ Daniel L. Hodges, President

                   BRONCO HAZELTON CO.

                   By: /s/ Dan R. Baker,

                   HAZLETON MINING, LLC

                   By: /s/ Daniel L. Hodges, Manager

                   HAZLETON WASH PLANT, LLC

                   By: /s/ Daniel L. Hodges, Manager

                   WHITE RIVER COAL, INC.

                   By:/s/ Daniel L. Hodges, President


                   STANDARD BANK Plc, as Administrative Agent, as Collateral Agent and as a Lender
                   By: /s/
                   By: /s/